UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2015

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor, New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 16, 2015, at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Vringo, Inc. (the “Company”), the stockholders of the Company approved an amendment to the Company’s 2012 Employee, Director and Consultant Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock reserved for issuance under the Plan to up to a maximum of 21,000,000 shares.

A complete copy of the Plan was filed as “Appendix C” to the Company’s Proxy Statement on Schedule 14A (DEF 14A) for the Company’s Annual Meeting as filed with the Securities and Exchange Commission on September 25, 2015 and is incorporated herein by this reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) On November 16, 2015, the Company held the Annual Meeting. At the Annual Meeting, the holders of 79,938,169 shares of the Company’s common stock were present in person or represented by proxy, which represents 72.25% of the total shares of outstanding common stock entitled to vote as of the record date of September 25, 2015.

(b) The following actions were taken in the Annual Meeting:

(1)	The following six nominees were reelected to serve on the Company’s Board of Directors until the Company’s 2016 annual meeting of stockholders or until their respective successors have been elected and qualified, or until their earlier resignation or removal:

Name of Director Nominees	Votes For	Votes Withheld	Broker Non-Vote
Andrew D. Perlman	25,135,683	3,712,493	51,089,993
H. Van Sinclair	25,862,013	2,986,163	51,089,993
John Engleman	25,881,513	2,966,663	51,089,993
Ashley C. Keller	25,852,541	2,995,635	51,089,993
Noel J. Spiegel	25,835,499	3,012,677	51,089,993
Donald E. Stout	25,973,020	2,875,156	51,089,993

(2)	The amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, at a ratio within the range of one-for-two to one-for-ten, such ratio to be determined by our Board of Directors, was approved, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
65,697,530	13,694,162	546,477	0

(3)	The issuance of the Company’s common stock underlying convertible notes and warrants issued pursuant to the terms of that certain Securities Purchase Agreement, dated May 4, 2015, by and among the Company and the investors named therein, in an amount equal to or in excess of 20% of the Company’s common stock outstanding before the issuance of such convertible notes and warrants in accordance with NASDAQ Listing Rule 5635(d), was approved, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
22,820,666	5,226,207	801,303	51,089,993

(4)	The amendment to the Company’s Charter to increase the number of our authorized shares of common stock by 100,000,000, from 150,000,000 to 250,000,000 shares, was not approved, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
55,196,012	23,106,947	1,635,210	0

(5)	The amendment to the Plan to increase the number of shares of common stock reserved for issuance under the Plan to up to a maximum of 21,000,000 shares (on a pre-split basis), was approved, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
19,317,310	9,220,663	310,196	51,089,993

(6)	The selection of Cohn Reznik LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, was ratified, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
75,567,649	2,774,186	1,596,334	0

(7)	The compensation of the Company’s named executive officers, as disclosed in our proxy statement, was approved by an advisory vote, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
19,437,062	8,426,357	984,757	51,089,993

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Date: November 16, 2015	By:	/s/ Andrew D. Perlman
	Name:	Andrew D. Perlman
	Title:	Chief Executive Officer